Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus/consent solicitation.

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. Unless the context otherwise requires, the terms “we,” “us,” “our,” “Mars,” and the “Company” refers to Mars Acquisition Corp. following the Closing Date, and references to “ScanTech” refer to ScanTech Identification Beam Systems, LLC and its subsidiaries at or prior to the Closing Date.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination and the pre-listing financing described herein (collectively, the “Transactions”).

The Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024 assumes that the Transactions occurred on September 30, 2024. The unaudited pro forma condensed combined statement of operations for the nine months ending September 30, 2024 assumes that the Transactions had been completed on October 1, 2022. The unaudited pro forma condensed combined statement of operations for the year ending September 30, 2023 assumes that the Transactions had been completed on October 1, 2022.

Management has made estimates and assumptions in its determination of the pro forma transaction accounting adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.

The unaudited pro forma transaction accounting adjustments reflecting the completion of the Transactions are based on certain currently available information and certain assumptions and methodologies that Mars believes are reasonable under the circumstances. The unaudited pro forma transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma transaction accounting adjustments, and it is possible the difference may be material. Mars believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the unaudited pro forma transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what ScanTech’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Mars and ScanTech have different fiscal year ends. Mars is September 30 and ScanTech is December 31. The historical financial information of Mars was derived from:

(i)	the unaudited financial statements of Mars as of and for the nine months ended June 30, 2024 included in Mars’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024, which is included in the proxy statement/prospectus/consent solicitation, and

(ii)	the audited financial statements of Mars as of and for the year ended September 30, 2023 included in Mars’s Annual Report on Form 10-K filed with the SEC on December 28, 2023, which is included in the proxy statement/prospectus/consent solicitation.

The historical financial information of ScanTech was derived from:

(i)	the unaudited condensed financial statements of ScanTech as of and for the nine months ending September 30, 2024, incorporated in the Form 8-K filed on January 8, 2025 by reference, and

(ii)	the audited condensed financial statements of ScanTech as of and for the year ending December 31, 2023, incorporated in the Form 8-K filed on January 8, 2025 by reference.

The unaudited pro forma condensed combined financial information is qualified in its entirety by reference to, and should be read together with ScanTech’s and Mars’s audited financial statements and related notes, which is incorporated in the Form 8-K filed on January 8, 2025 by reference..

Description of the Business Combination

On September 5, 2023, Mars Acquisition Corp. (“Mars”), a Cayman Island exempted company, entered into a Business Combination Agreement (as amended or supplemented, the “Business Combination Agreement”) with ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of Mars (“Pubco”), Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Mars (“Purchaser Merger Sub”), Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“ScanTech” or the “Company”), and Dolan Falconer in the capacity as the representative from and after the Effective Time for the Company Holder Participants as of immediately prior to the Effective (the “Seller Representative”). The transactions contemplated by the Business Combination Agreement are hereinafter referred to collectively as the “Business Combination.”  Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement, as amended from time to time.

In accordance with the terms and subject to the conditions of the Business Combination Agreement:

•	At the closing of the Business Combination, which occurred on January 2, 2025 (“Closing”), Purchaser Merger Sub merged with and into Mars, with Mars continuing as the surviving entity (“Purchaser Merger”), and, in connection therewith, each ordinary shares of Mars (“Ordinary Share”) issued and outstanding immediately prior to the Effective Time will be cancelled in exchange for the right of the holder thereof to receive, with respect to each Ordinary Share that is not redeemed or converted at Closing, one share of common stock of Pubco (“Pubco Common Stock”), and two additional shares of Pubco Common Stock that will be issued to Public Shareholders who elect not to redeem at the Redemption that will be issued, after 90 days following the Closing or such other period as may be agreed by parties to the Business Combination Agreement. Each share of Ordinary Shares held by Mars shareholders who validly redeemed their Ordinary Shares was automatically cancelled and ceased to exist and thereafter represented only the right to be paid a pro-rata redemption price.

•	At the Closing, each issued and outstanding unit of Mars (“Unit”) was automatically separated into (i) one Ordinary Share, which will be cancelled in exchange for the right of the holder thereof to receive one Pubco Common Stock and, (ii) one right (“Right”) to receive two-tenths (2/10) of one share of Ordinary Share, which will be cancelled in exchange for the right of the holder thereof to receive Pubco Common Stock.

•	At the Closing, Company Merger Sub will merge with and into ScanTech, with ScanTech continuing as the surviving entity (“Company Merger”, and together with the Purchaser Merger, the “Mergers”), and, in connection therewith, (i) ScanTech Units issued and outstanding immediately prior to the Effective Time will be cancelled in exchange for the right of the holders thereof to receive shares of Pubco Common Stock as set forth in the Business Combination Agreement and (ii) any convertible securities of ScanTech will be terminated.

The merger consideration to be paid to Company Holder Participants will be a number of shares of Pubco Common Stock equal to the quotient obtained by dividing (a) the sum of (i) $140.0 million minus (ii) the amount of Closing Net Debt in excess of $20.0 million, if any, as set forth in the Business Combination Agreement, as amended, by (b) $9.87, the conversion ratio set forth in the Business Combination Agreement, and rounded down to the nearest whole share. Upon Closing, holders of ScanTech Units are expected to collectively hold 14,184,397 shares of Pubco Common Stock.

Additionally, the Company Holder Participants may receive up to a number of shares of Pubco Common Stock equal to 10% of the fully diluted shares of Pubco Common Stock outstanding immediately following the Closing (subject to adjustment based on stock splits and similar events) as Earnout Shares upon the achievement of the following milestones over the Earnout Period:

(1)	one-third (1/3) of the Earnout Shares will be issued if Pubco or its subsidiaries receive the TSA APSS 6.2.0 Explosive Standard Certification at any time during the Earnout Period;

(2)	one-third (1/3) of the Earnout Shares will be issued if Pubco or its subsidiaries receives Qualifying Orders for an aggregate of not less than one hundred (100) Sentinel Scanners over a six (6)-month period at any time during the Earnout Period;

(3)	one-twelfth (1/12) of the Earnout Shares will be issued if the revenue of Pubco as reported in the audited consolidated financial statements set forth in the annual report of Pubco for fiscal year 2024 as filed with the SEC is equal to or exceeds Twenty-Five Million Dollars ($25,000,000);

(4)	one-twelfth (1/12) of the Earnout Shares will be issued if the EBITDA of Pubco for fiscal year 2024 is a positive number;

(5)	one-twelfth (1/12) of the Earnout Shares will be issued if the revenue of Pubco as reported in the audited consolidated financial statements set forth in the annual report of Pubco for fiscal year 2025 filed with the SEC is equal to or exceeds Seventy-Five Million Dollars ($75,000,000); and

(6)	one-twelfth (1/12) of the Earnout Shares will be issued if the EBITDA of Pubco for fiscal year 2025 is equal to or exceeds Twenty Million Dollars ($20,000,000).

If any or all of Earnout Shares are not earned and issued pursuant to the above contingencies, any unearned Earnout Shares (up to the maximum number of Earnout Shares) will be earned in their entirety and issued to the Company Holder Participants if any one of the following milestones is achieved:

(1)	The revenue of Pubco as reported in the audited consolidated financial statements set forth in the annual report of Pubco for fiscal year 2026 filed with the SEC is equal to or exceeds One Hundred and Fifty Million Dollars ($150,000,000) and Pubco’s EBITDA for fiscal year 2026 equals or exceeds Sixty Million Dollars ($60,000,000); or

(2)	The revenue of Pubco as reported in the audited consolidated financial statements set forth in the annual report of Pubco for fiscal year 2027 filed with the SEC is equal to or exceeds Three Hundred Million Dollars ($300,000,000) and Pubco’s EBITDA for fiscal year 2027 equals or exceeds One Hundred Twenty Million Dollars ($120,000,000); or

(3)	The revenue of Pubco as reported in the audited consolidated financial statements set forth in the annual report of Pubco for fiscal year 2028 filed with the SEC is equal to or exceeds Five Hundred Million Dollars ($500,000,000) and Pubco’s EBITDA for fiscal year 2028 equals or exceeds Two Hundred Million Dollars ($200,000,000).

If there is a Change of Control (as defined in the Business Combination Agreement) of Pubco during the Earnout Period, the Company Holder Participants have the right to receive all Earnout Shares not previously earned and issued.

Transaction Financing

Polar Non-Redemption Agreement

On December 30, 2024, Mars and Polar Multi-Strategy Master Fund (“Polar”) entered into a non-redemption agreement. Under the agreement, Polar agrees not to redeem 200,000 Ordinary Shares and to leave $750,000 in the Trust Account as a transaction financing in connection with the Business Combination, which corresponds to the amount Polar would have received if it had redeemed the shares.

Seaport Promissory Note

On December 31, 2024, Seaport Group SIBS LLC, an affiliate of Seaport Global Asset Management, LLC (“Seaport”), and Pubco entered into a senior unsecured promissory note (“Seaport Promissory Note”), pursuant to which Seaport provided Pubco with an investment of $1,000,000 as transaction financing in connection with the Business Combination. Seaport will receive 303,951 shares of Pubco Common Stock as repayment of the investment under the Seaport Promissory Note, including any and all accrued interest, with such shares being issuable and registered at the time of Pubco’s filing of a follow-on registration statement immediately following the consummation of the Business Combination.

Seaport Credit Faclity

On December 31, 2024, Seaport SIBS LLC, an affiliate of Seaport Global Asset Management, LLC, entered into a senior secured credit facility with Pubco (the “Seaport Credit Facility”) for up to $2,000,000, with the initial advance available 15 days after execution. The principal amount and accrued interest are due upon demand no later than twelve months from the date of funding. The facility bears Payment-In-Kind (PIK) interest at 15.0% per annum, calculated on a 360-day year. Secured by the borrower’s collateral pool, the facility designates the holder as a party to the Intercreditor Agreement dated September 24, 2024.

The following table shows the basic and diluted outstanding shares of Pubco after giving effect to the Business Combination and post-closing dilution:

Pro Forma Outstanding Pubco Common Stock
Basic	Actual Redemptions
Former ScanTech members (1)	14,184,397
Public Investors (2)(3)(4)(5)	3,683,094
Insiders (6)(4)	6,550,400
Maxim (4)	828,000
Shares repurchased by RiverNorth pursuant to the Prepaid Forward Purchase Agreement (6)	400,000
Shares issued to Polar Multi-Strategy Master Fund pursuant to Subscription Agreement (7)	312,500
Shares issued to Polar Multi-Strategy Master Fund pursuant to Special unit issuance from ScanTech (8)	1,187,500
Shares issued to Roth Capital Partners for transaction advisory services	100,000
Earnout shares	1,872,280
Shares issued pursuant to the Equity Incentive Plan	2,808,420
Shares issued to Seaport (9)(12)(13)(14)	2,552,481
Extension Waiver (11)	200,000
Shares issued to Aegus (10)	304,380
Total basic shares	34,134,369

(1)	Number of Pubco Common Stock were calculated based on the valuation of $140,000,000 and using a share price of $9.87 based on the fair value ascribed to Mars’ issued representative shares.

(2)	Includes the 362,676 Pubco Common Stock to be issued to Public Shareholders in connection with the Non-Redemption Agreements.

(3)	Inclusing (i) the maximum redemption scenario assumes the redemption of all Public Shares outstanding, and the 1,380,000 Mars ordinary shares shown outstanding in such scenario are those issued upon conversion of Public Rights and (ii) 646,806 remaining Public Shares, both of which are converted into Pubco Common Stock at Closing.

(4)	Includes the two additional shares of Pubco Common Stock for each Ordinary Share not redeemed upon Closing, pursuant to Amendment No. 4 to the Business Combination Agreement.

(5)	Represents the 400,000 shares purchased and not redeemed by RiverNorth pursuant to the Prepaid Forward Purchase Agreement.

(6)	Including (i) 2,116,000 Ordinary Shares, (ii) 78,200 Ordinary Shares underlying the Private Rights, both of which are converted into Pubco Common Stock at Closing, and (iii) 41,400 Pubco Common Stock issued in connection with the the promissory notes for working capital loans.

(7)	Pursuant to a non redemption agreement dated December 31, 2024 between Polar Multi-Strategy Fund, Mars and Pubco, Polar agreed to among other things reduce the number of shares issuable under the Subscription Agreement to 312,500.

(8)	Pursuant to SIBS Seventh Amended and Restated Operating Agreement, Polar Multi-Strategy Fund was issued a special membership interest exchangeable for 1,187,500 ordinary shares of Pubco following the consummation of the business combination.

(9)	Includes 1,149,230 Pubco Common Stock to be issued to Seaport Group SIBS LLC following the Closing, in connection with the Promissory Bridge Note dated March 27, 2024.

(10)	Includes 234,380 Pubco Common Stock to be issued to Aegus Corp. following the Closing, in connection with the Promissory Bridge Note dated May 7, 2024, and 70,000 shares of Pubco common stock pursuant to an Acknowledgement Agreement dated December 31, 2024 between Aegus, Pubco and SIBS.

(11)	Shares issued pursuant to waiver agreements with certain former creditors of SIBS in exchange for an extension of time to consummate the business combination beyond December 31, 2024. ScanTech, Mars and Pubco continue to negotiate waivers with several creditors that have expressed an interest in such waiver. The negotiated settlements are expected to largely mirror those completed as of this filing. There is no guarantee any further extension agreements will be reached.

(12)	Includes 303,951 shares pursuant to an agreement between Pubco and Seaport whereby in exchange for Seaport investing $1,000,000 at the Closing, Pubco was to issue Seaport such shares upon the follow on registration statement.

(13)	Includes 1,000,000 shares issuable to Seaport upon the exercise of a $10.00 option to acquire 1,000,000 shares of Pubco common stock pursuant to a November 2024 financing agreement between Pubco, Seaport and SIBS

The foregoing table does not account for any issuance of Earnout Shares to holders of ScanTech membership units at the Closing. It also assumes no positive adjustment for the number of shares of Pubco Common Stock issued at the Closing based on Pubco’s achievement of certain milestones.

The foregoing table assumes no positive adjustment for the number of shares of Pubco Common Stock issued to ScanTech members at the Closing as a result of ScanTech’s Closing Net Debt and do not reflect the impact of any other equity or equity-linked issuances on the beneficial ownership levels of Pubco, which may be material to relative ownership and voting percentages that non-redeeming Public Shareholders own and hold in Pubco and which may include, but not be limited to:

•	the issuance, if any, in accordance with the terms of the Business Combination Agreement, to ScanTech members of any Earnout Shares;

•	the vesting and settlement or exercise of equity or equity-linked securities issued or granted pursuant to the Incentive Plan (a summary of which is set forth in the “Proposal 5 — The Equity Incentive Plan Proposal” section of this proxy statement/prospectus), assuming approval thereof by Mars Stockholders at the Mars Special Meeting and contingent upon the Closing, in connection with which shares of Pubco Common Stock representing 15% of the total number of shares of Pubco Common Stock issued and outstanding as of immediately following the Closing are expected to be reserved and available for issuance for each fiscal year until and including January 1, 2033.

The aforementioned equity issuances are not the only sources of potential dilution to the relative ownership and associated voting percentage associated with Pubco shares held by non-redeeming Public Shareholders after the Closing; any additional equity and equity-linked issuances by Pubco may result in additional dilution to Public Shareholders’ percentage ownership in Pubco, potentially significantly, which, in turn, may limit or decrease Public Shareholders’ voting power and ability to influence decision-making with regard to Pubco and may have other effects, as described above and as further described in the “Risk Factors” section of this proxy statement/prospectus.

Should one or more of the assumptions prove incorrect, actual ownership percentages (and associated percentage voting power) may vary, potentially materially, from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination agreement, the Business Combination will be accounted for as a recapitalization in accordance with U.S. GAAP. Under this method of accounting, Mars will be treated as the “acquiree” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of ScanTech issuing shares in the Business Combination for the net assets of Mars, accompanied by a recapitalization. The net assets of Mars will be stated at historical cost, with no goodwill or other intangible assets recorded.

ScanTech has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	ScanTech’s existing members will have the greatest voting interest in the combined entity under all redemption scenarios;

•	ScanTech’s senior management will be the senior management of the combined entity following the consummation of the Business Combination; and

•	ScanTech’s operations prior to the acquisition will compromise the only ongoing operations of the combined entity.

The business combination is not within the scope of ASC 805 (“Business Combinations”) because Mars does not meet the definition of a business in accordance with ASC 805. As such, it will be accounted for as a recapitalization with any difference between the fair value of ScanTech membership units issued and the fair value of Mars’s identifiable net assets should be recorded as additional paid-in capital.

Accounting Policies and Reclassifications

The Prepaid Forward Purchase Agreement was signed on September 4, 2023. The agreement was evaluated under ASC 480, Distinguishing Liabilities from Equity. Under ASC 480, it was determined that the prepaid forward purchase agreement was a liability, as Pubco is required to remit cash to RiverNorth upon closing of the Business Combination based on the number of shares purchased by RiverNorth in the open market. Mars utilizes a Monte Carlo simulation model to value the forward purchase agreement at inception and at each reporting period. Inherent in the model are assumptions related to share price on valuation date, volatilities, expected life, risk-free rate and probability of business combination. Based on this valuation, the fair value of the forward purchase liability was $293,000 as of September 30, 2024. At each reporting period, Mars will re-evaluate the forward purchase liability, and any changes in fair value will be recognized in the statement of operations.

The Business Combination Agreement was signed on September 5, 2023, but the Earnout Shares were reflected in the pro forma condensed combined balance sheet as if the agreement was effective as of September 30, 2024. The agreement was evaluated under ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. Under ASC 480, it was determined that as of September 30, 2024, the shares issued pursuant to the Earnout Agreement should be classified as a liability, as the shares to be issued pursuant to the Earnout Agreement are not indexed to Pubco’s own stock. Therefore, a pro forma adjustment will be made to reflect the liability as of September 30, 2024 using a probability-weighted analysis for each of the milestones set forth in the Earnout Agreement.

The Business Combination Agreement states that Mars and ScanTech agree to use commercially reasonable efforts to cause Pubco or ScanTech, as applicable, to agree upon definitive terms relating to the Specified Indebtedness. ScanTech has secured agreements or is in the final stages of discussions to secure signed agreements, from holders of promissory indebtedness that converts such indebtedness to common shares of Pubco upon the closing of the Business Combination. ScanTech evaluated its debt agreements, as well as the agreements to convert its indebtedness to shares of Pubco, and determined these transactions qualify as troubled debt restructurings under ASC 470-60, “Debt — Troubled Debt Restructurings by Debtors”. ScanTech has experienced financial difficulties, and concessions have been received from certain creditors, including NACS and Azure. Under ASC 470-60, gains from debtors who are also equity holders of ScanTech will be classified as additional capital contributions. All other gains and losses related to the extinguishment of these debt agreements will be recognized on the pro forma statements of operations.

Based on management’s initial analysis of the accounting policies of ScanTech and Mars, there were no other significant differences identified that would have an impact on the unaudited pro forma condensed combined financial information or that would require adjustments to the unaudited pro forma condensed combined statements. Currently, management is performing a comprehensive review of the accounting policies of ScanTech and Mars. As a result of the comprehensive review, management may identify differences between the accounting policies of these entities, which, when conformed, could have a material impact on the financial statements of the post-combination company.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024 and the unaudited pro forma condensed combined statements of operations for the nine months ended of September 30, 2024 are based on the historical financial statements of ScanTech and Mars. The unaudited pro forma transaction accounting adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

MARS ACQUISITION CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

			ACTUAL REDEMPTIONS
	ScanTech Identification Beam Systems, LLC	Mars Acquisition Corp.	Transaction Accounting Adjustments		Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$181,432	$206,762	$7,273,513	A	$2,247,354
			(6,963,155)	D
			1,000,010	M
			548,792	X
Prepaid expenses	206,632	57,792	—		264,424
Investments held in trust account	—	22,836,871	(22,836,871)	A	—
R&D tax credit receivable	194,535	—	—		194,535
Inventory	1,020,100	—	—		1,020,100
Other current assets	142,346	—	—		142,136
Total current assets	1,745,045	23,101,425	(20,977,711)		3,868,759
Noncurrent assets:
Other long term assets	36,333	—	—		36,333
Property and equipment, net	58,761	—	—		58,761
Total noncurrent assets	95,094	—	—		95,094
Total assets	$1,840,139	$23,101,425	$(20,977,711)		$3,963,853
Liabilities and stockholder’s deficit
Current liabilities:
Accounts payable	$3,950,652	$—	$—		$3,950,652
Accrued expenses and other current liabilities	9,384,736	146,477	(9,231,070)	G	300,143
Accrued compensation	1,669,546	—	—		1,669,546
Accrued federal tax liability, penalties and interest	6,148,068	—	—		6,148,068
Interest payable	16,426,277	—	(16,341,423)	G	—
Interest payable to related parties	37,850,832	—	(37,765,978)	G	84,854
Dividend payable	414,467	—	(414,467)	G	—
Deferred revenue	932,066	—	—		932,066
Derivative liabilities	2,027,773	—	(2,027,773)	G	9,870,000
			9,870,000	M
Warrant liabilities	52,955,510	—	(52,955,510)	G	—
Payable to related parties	1,512,855	—	(1,289,255)	G	223,600
Forward Purchase Agreement liability	—	293,000	(293,000)	L	—
Earnout liability	—	—	2,247,000	F	2,247,000
Share issuance liability	—	—	22,783,227	Z	22,783,227
Short-term debt from related parties, net	—	—	6,117,809	G	7,481,959
			557,150	X
			1,000,000	M
Short-term debt, net	26,300,469	—	(26,300,809)	G	—
Short-term debt from related parties, net	22,346,055	452,088	(22,346,055)	G	—
			(452,088)	I
Total current liabilities	$181,919,306	$891,565	$(117,088,256)		$55,852,615
Noncurrent liabilities:
Long-term debt from related party, net	—	—	17,296,909	G	17,296,909
Total noncurrent liabilities	—	—	17,296,909		17,296,909
Total liabilities	181,919,306	891,565	(109,822,847)		72,988,024

MARS ACQUISITION CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (continued)

AS OF SEPTEMBER 30, 2024

ACTUAL REDEMPTIONS
	ScanTech Identification Beam Systems, LLC	Mars Acquisition Corp.	Transaction Accounting Adjustments		Pro Forma Condensed Combined
Temporary equity
Ordinary shares subject to possible redemption, 2,081,432 shares at redemption value of $10.97 per share	—	22,836,871	(22,836,871)	B	—
Series A units subject to possible redemption, 9,965,000 units at a redemption value of $2.79 per share	28,323,419	—	(28,323,429)	H	—
Stockholders’ equity/(deficit)
Ordinary shares, $0.000125 par value; 800,000,000 shares authorized; 2,392,000 shares issued and outstanding, respectively	—	299	—		2,751
			150	B
			1,773	C
			5	I
			156	J
			654	K
			13	N
Additional paid-in capital	—	—	(15,536,358)	A	174,732,680
			22,836,721	B
			(1,773)	C
			(6,963,155)	D
			(627,310)	E
			(2,247,000)	F
			174,149,830	G
			10,000,000	H
			452,083	I
			14,062,344	J
			(654)	K
			293,000	L
			(22,783,227)	Z
			1,124,987	N
Accumulated deficit	(208,402,586)	(627,310)	627,310	E	(243,759,709)
			(28,614,694)	G
			18,323,419	H
			(14,062,500)	J
			(9,869,990)	M
			(8,358)	X
			(1,125,000)	N
Total stockholders’ equity/(deficit)	(208,402,586)	(627,011)	140,005,426		(69,024,171)

Total liabilities and stockholders’ equity/ (deficit)	$1,840,139	$23,101,425	$(20,977,711)		$3,963,853

MARS ACQUISITION CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	For the nine months ended September 30, 2024	For the nine months ended June 30, 2024	ACTUAL REDEMPTIONS
	ScanTech Identification Beam Systems, LLC	Mars Acquisition Corp.	Transaction Accounting Adjustments		Pro Forma Condensed Combined
Revenue	$522,166	$—	$—		$522,166
Less: Cost of goods sold	(448,095)	—	—		(448,095)
Gross profit	74,071	—	—		74,071
Operating expenses:
General and administrative expenses	$3,863,403	$538,440	$11,153,987	V	$15,555,830
Research and development expenses	2,604,500	—	—		2,604,500
Depreciation and amortization	24,376	—	—		24,376
Total operating expenses	6,492,279	538,440	11,948,886		18,184,706
Other income (expense):
Investment income on Trust Account	—	1,865,297	(1,865,297)	O	—
Interest expense	(9,106,317)	—	9,106,317	T	(1,175,899)
			(1,167,541)	U
			(8,358)	X
Change in fair value of derivative liabilities	(1,104,939)	—	1,104,939	S	—
Change in fair value of warrant liabilities	(30,931,345)	—	30,931,345	S	—
Fair value adjustment for Forward Purchase Agreement liability	—	(293,000)	—		(293,000)
Fair value adjustment for convertible note	—	(107,165)	—		(107,165)
Other income (expense), net	(16,176)	—	—		(16,176)
Total other income (expense)	(47,576,985)	1,465,132	38,101,405		(19,702,875)
Net income (loss)	$(47,576,985)	$926,692	$26,947,418		$(19,702,875)
Weighted average shares outstanding, basic					18,722,803
Weighted average shares outstanding, diluted					34,134,369
Net income per share, basic					$(0.7291)
Net income per share, diluted					$(0.50)

MARS ACQUISITION CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2023

	For the year ended December 31, 2023	For the year ended September 30, 2023	ACTUAL REDEMPTIONS
	ScanTech Identification Beam Systems, LLC	Mars Acquisition Corp.	Transaction Accounting Adjustments		Pro Forma Condensed Combined
Operating expenses:
General and administrative expenses	$6,283,770	$521,582	$13,597,118	V	$22,737,200	V
Research and development expenses	3,238,925	—	—		3,238,925
Depreciation and amortization	36,634	—	—		36,634
Total operating expenses	9,559,329	521,582	15,931,848		26,012,759
Other income (expense):
Investment income on Trust Account	—	2,207,820	(2,207,820)	O	—
Interest expense	(10,251,094)	—	10,251,094	T	(2,179,955)
			(2,179,955)	U
Change in fair value of derivative liabilities	649,244	—	(649,244)	S	—
Change in fair value of warrant liabilities	(16,371,612)	—	16,371,612	S	—
Other income (expense), net	—	—	(90,967,813)	P	(105,030,157)
			(14,062,344)	R
Total other income (expense)	(25,973,462)	2,207,820	(82,821,237)		(107,210,111)
Non-recurring income:
Gains from extinguishment of temporary equity	—	—	14,651,442	Q	14,651,442
Net income (loss)	$(35,532,791)	$1,686,238	$(68,326,654)		$(116,236,698)
Weighted average shares outstanding, basic					18,722,803
Weighted average shares outstanding, diluted					34,134,369
Net income per share, basic					$(6.04)
Net income per share, diluted					$(3.32)

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Only Transaction Accounting Adjustments, and not Management’s Adjustments, are presented in the unaudited pro forma condensed combined financial information. Mars and ScanTech have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined statement of operations includes $538,440 and $521,582 of expenses incurred by Mars for the nine months ended June 30, 2024 and for the year ended September 30, 2023, respectively, as well as $1,865,297 and $2,207,820 of interest earned in Mars’s Trust Account for the nine months ended June 30, 2024 and for the year ended September 30, 2023, respectively. These items are directly related to the Business Combination and are not expected to recur.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares outstanding, assuming the Business Combination occurred on October 1, 2022.

The unaudited pro forma transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2024, and the unaudited pro forma condensed combined statements of operations for the nine months ending June 30, 2024 and for the year ending September 30, 2023, are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A.	Represents the reclassification of cash and investments held in the Trust Account that become available at the closing of Business Combination, net of cash paid for 1,500,000 shares purchased by RiverNorth pursuant to the Prepaid Forward Purchase Agreement, cash paid for redemptions pursuant to the special meeting on January 30, 2024, and any cash paid for redemptions. Redemption and forward purchase share amounts are calculated by multiplying the number of shares redeemed by the redemption price of $10.97 per share.

B.	Represents the reclassification of the redeemable portion of the Public Shares to permanent equity, net of any redemptions under both scenarios.

C.	Represents the close out of the equity of ScanTech, which becomes part of additional paid-in capital.

D.	Represents estimated transaction costs of $6,963,155 incurred in aggregate by Mars and ScanTech, which include shares issued to Polar pursuant to the Subscription Agreements, as well as shares issued to Seaport pursuant to the Promissory Note issued on January 24, 2024. Any costs that have not been paid with the Company’s cash on hand will be recorded as accounts payable upon closing of the Business Combination. Mars and ScanTech have agreed to use commercially reasonable efforts to enter into financing agreements to obtain cash to pay the estimated transaction costs. However, no such transaction financing has been obtained as of the date of this prospectus.

E.	Represents the elimination of Mars’s historical accumulated deficit at the time of the common control reverse acquisition.

F.	Represents the liability for the Earnout Shares to be issued upon achievement of each milestone set forth in the Business Combination Agreement. Management utilized a probability-weighted analysis for each milestone to calculate the liability. As of September 30, 2024 and September 30, 2023, the fair value of the liability for the Earnout Shares under the no redemption scenario was $1,872,280.

G.	Represents the extinguishment of ScanTech debt and related conversion to equity pursuant to Section 6.28 of the Business Combination agreement, which states, “The Parties agree to use commercially reasonable efforts to cause Pubco or the Company, as applicable, prior to the filing of the Registration Statement, to agree upon definitive terms relating to the Indebtedness set forth on Schedule 6.28 (the “Specified Indebtedness”), which Specified Indebtedness shall become effective as of and be contingent upon the Closing.” ScanTech has secured agreements or is in the final stages of discussions to secure signed agreements, from holders of promissory indebtedness that converts such indebtedness to common shares of PubCo upon the closing of the Business Combination.

In addition, ScanTech has secured agreements with holders of warrants and other derivatives for the cancellation of such derivatives upon the closing of the Business Combination. See adjustment P to the Unaudited Pro Forma Condensed Combined Statement of Operations for the effect to net income. Any shares issued as part of this debt extinguishment are included in the 14,184,397 shares issued to ScanTech members. No additional shares will be issued as a result of this debt conversion. See below for a breakdown of the liabilities to be extinguished.

As of this filing, although ScanTech has secured agreements from creditors to exchange indebtedness into shares of Pubco, those agreements do not specify the number of shares to be delivered to creditors. As of this filing, ScanTech has also secured agreements with those holders of warrants and other derivatives to cancel such warrants and derivatives.

			Other			Fair Value	Long-term
	Derivative	Warrant	Short-term	Total	Shares	of Shares	Debt to be
	Liabilities	Liabilities	Liabilities	Liabilities	Issued(1)	Issued(2)	Issued
NACS(3)	$—	$—	$48,587,078	$48,587,078	745,444	$8,386,245	$—
Taylor Freres(4)	—	—	7,625,000	7,625,000	595,000	6,693,750	—
Seaport(5)	247,790	52,389,543	15,372,569	68,003,902	7,554,792	84,991,410	14,296,909
Bay Point(6)	754,039	—	2,917,034	3,671,073	402,745	4,530,881	—
Azure(7)	—	64,389	9,615,686	9,680,075	743,920	8,369,100	—
Catalytic(8)	718,052	—	2,362,191	3,080,243	391,712	4,406,760	—
Steele(9)	—	342,955	9,965,692	10,308,647	800,000	9,000,000	3,000,000
Stephen Sale(10)	—	26,328	780,598	806,836	37,994	427,433	—
John Quinn(11)	—	17,493	520,399	537,892	2,106	23,693	—
Other Lenders(12)(13)	313,892	114,892	14,422,369	14,851,153	436,902	4,915,148	—
	$2,027,773	$52,955,510	$112,168,616	$167,151,899	11,710,615	$115,583,769	$17,296,909

	Total		Long-term				To
	Liabilities	Fair Value of	Debt to be	Total	Gain / (Loss) on		Accumulated
	Extinguished	Shares Issued	Issued	Compensation	Extinguishment	To APIC	Deficit
NACS(3)	$48,587,078	$8,386,245	$—	$8,386,245	40,200,833	$40,200,833	$—
Taylor Freres(4)	7,625,000	6,693,750	—	6,693,750	931,250	—	931,250
Seaport(5)	68,003,902	84,991,410	14,296,909	99,288,319	(31,284,417)	—	(31,284,417)
Bay Point(6)	3,671,073	4,530,881	—	4,530,881	(859,808)	—	(859,808)
Azure(7)	9,680,075	8,369,100	—	8,369,100	1,310,975	1,310,975	—
Catalytic(8)	3,080,243	4,406,760	—	4,406,760	(1,326,517)	—	(1,326,517)
Steele(9)	10,308,647	9,000,000	3,000,000	12,000,000	(1,691,353)	—	(1,691,353)
Stephen Sale(10)	806,836	427,433	—	427,433	379,404	379,404	—
John Quinn(11)	537,892	23,693	—	23,693	514,200	514,200	—
Other Lenders(12)(13)	14,851,153	4,915,148	—	4,915,148	9,936,006	—	9,936,006
	$167,151,899	$115,583,769	$17,296,909	$149,041,328	18,110,571	$42,405,411	$(24,294,840)

(1)	The shares issued for each party are based on the calculations provided by ScanTech. The totals are inclusive only of the indebtedness exchange and warrant and derivative liability and do not include other holders of ScanTech units that will also be receiving Pubco shares at the consummation of the business combination.

On June 18, 2024, through the Settlement Agreement and Mutual Release, NACS, LLC agreed to provide Taylor Freres 3% of NACS, LLC Series B Units of ScanTech which the transfer of these shares is reflected in the “Share Issued” in the table above.

(2)	Assumes a share price of $9.87 based on the fair value ascribed to Mars’ issued representative shares.

(3)	On January 29, 2024, NACS signed a Creditor Conversion Agreement whereby NACS agreed to exchange all of its indebtedness, including its accrued interest, for shares in Pubco, immediately following an exchange for B units in ScanTech. In addition, NACS agreed to cancel any warrants it held as part of the conversion. NACS agreement expired May 1, 2024 and was extended to September 30, 2024.

Based on the facts and circumstances related to NACS, the gain on extinguishment of NACS’s liabilities will be treated as a troubled debt restructuring, as NACS is granting a concession in this case. Since NACS also holds equity in ScanTech as of June 30, 2024, the gain will be treated as an additional capital contribution.

(4)	ScanTech and Taylor Frères have agreed to amend the settlement agreement such that Taylor Frères shall receive 595,000 shares of PubCo at the consummation of the Business Combination, although the parties have not yet signed an amended settlement agreement.

(5)	On December 1, 2023, Seaport entered into a promissory note that contains a $10.00 option to acquire an amount of equity of ScanTech equal to the dollar value of the loan, including all accrued interest, divided by $20,010,000. It is anticipated that Seaport will exercise this option prior to the consummation of the Business Combination. In addition, On September 23, 2024, Seaport signed a new agreement whereby it agreed to be issued a new, Senior Secured Promissory Note with Pubco at the consummation of the Business Combination.

(6)	On September 20, 2024, Bay Point entered into a creditor conversion agreement whereby Bay Point agreed to convert all of its outstanding indebtedness, including all fees and penalties, into shares of the Company, immediately following an exchange for B units in ScanTech, as well as cancel any warrants associated with the indebtedness or held by Bay Point.

(7)	On January 29, 2024, Azure signed Creditor Conversion Agreement nearly identical to that of NACS. This agreement expired May 1, 2024 and was subsequently extended to September 30, 2024.

Based on the facts and circumstances related to Azure, the gain on extinguishment of Azure’s liabilities will be treated as a troubled debt restructuring, as Azure is granting a concession in this case. Since Azure also holds equity in ScanTech as of June 30, 2024, the gain will be treated as an additional capital contribution.

(8)	On September 20, 2024, Catalytic entered into a creditor conversion agreement whereby Catalytic agreed to convert all of its outstanding indebtedness, including all fees and penalties, into shares of the Company, immediately following an exchange for B units in ScanTech, as well as cancel any warrants associated with the indebtedness or held by Catalytic.

(9)	On September 25, 2024, Steele entered into a creditor conversion agreement whereby Steele agreed to convert a portion of its outstanding indebtedness, including all fees and penalties, into shares of the Company, immediately following an exchange for B units in ScanTech, as well as cancel any warrants associated with the indebtedness or held by Steele. Steele also agreed to be issued a new, Senior Secured Promissory Note with Pubco.

(10)	Stephen Sale and John Redmond entered into an agreement whereby John Redmond would assume Stephen Sale’s indebtedness. Since John Redmond also holds equity in ScanTech as of June 30, 2024, the gain will be treated as an additional capital contribution.

(11)	John Quinn and John Redmond entered into an agreement whereby John Redmond would assume John Quinn’s indebtedness. Since John Redmond also holds equity in ScanTech as of June 30, 2024, the gain will be treated as an additional capital contribution.

(12)	Various other lenders, including the lenders under Seed Financing Notes, in the fourth quarter 2023 and first quarter 2024, signed Creditor Conversion Agreements nearly identical to that of NACS and Azure. These lenders also agreed to cancel any warrants held by them. These agreements expired May 1, 2024 and were subsequently extended to September 30, 2024. The Seed Financing Note lenders signed new Creditor Conversion Agreements on September 20, 2024 superseding any prior signed agreements, providing for the conversion of existing indebtedness into an aggregate of 425,570 common shares of PubCo and the cancellation of any warrants or derivatives as of the consummation of the Business Combination.

H.	Represents the reclassification of ScanTech’s redeemable Series A shares to permanent equity. Pursuant to this conversion, John Redmond’s initial investment of $10,000,000 will convert to an equivalent number of shares at a fair value of $9.87 pursuant to the Business Combination. These shares are included in the 14,184,397 shares issued to ScanTech members.

I.	Represents the conversion of Mars’ working capital loans to equity upon consummation of the Business Combination.

J.	Represents the shares issued to Polar pursuant to the Subscription Agreements dated April 2, 2024 and May 29, 2024 whereby Polar will provide ScanTech up to $1,250,000 in funding for working capital expenses. At closing, Pubco will pay Polar a fee of $1,750,000 In addition to the repayment, Pubco will issue up to 1,250,000 shares of Pubco Common Stock upon consummation of the Business Combination. The share price of $9.87 is based on the fair value ascribed to Mars’ issued representative shares.

K.	Represents the par value of the additional shares issued to non-redeeming shareholders pursuant to Amendment 2 of the Business Combination Agreement.

L.	Represents the settlement of the forward purchase liability with RiverNorth upon consummation of the Business Combination.

M.	Represents Seaport investing $1,000,000 at closing in exchange for 303,951 shares and the exercise of a $10.00 option to acquire 1,000,000 shares of Pubco common stock pursuant to a November 2024 financing agreement between Pubco, Seaport and SIBS

N.	Represents the shares issued to Roth Capital Partners for transaction advisory services related to the Business Combination. The share price of $9.87 is based on the fair value ascribed to Mars’ issued representative shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

O.	Represents the elimination of unrealized and realized gains and losses on Mars’s Trust Account, which would not have been incurred had the Business Combination occurred as of the beginning of the period presented.

P.	Represents the losses on extinguishment of ScanTech’s warrant, derivative, and other liabilities pursuant to a recapitalization assuming the Business Combination occurred as of the beginning of the period presented. The loss for ScanTech’s year ended December 31, 2023 was calculated utilizing ScanTech’s liability balances as of January 1, 2023, which is the beginning of ScanTech’s income statement period presented in this pro forma income statement. The liabilities to be extinguished were less than the fair value of shares to be issued as of the most recent calculations provided by ScanTech.

See below for a detailed breakdown of the loss on extinguishment of these liabilities for ScanTech’s year ended December 31, 2023.

For the year ended September 30, 2024

	Derivative Liabilities	Warrant Liabilities	Other Liabilities	Total Liabilities	Shares Issued(1)	Fair Value of Shares Issued(2)	Long-term Debt to be Issued
NACS(3)(4)	$—	$—	$39,425,021	$39,425,021	745,444	$8,386,245	$—
Taylor Freres	—	—	7,625,000	7,625,000	595,000	6,693,750	—
Seaport	—	5,295,578	6,252,014	11,547,592	7,554,792	84,991,410	14,296,909
Bay Point	765,907	—	2,686,280	3,452,187	402,745	4,530,881	—
Azure(4)	—	43,805	7,447,120	7,490,925	743,920	8,369,100	—
Catalytic	806,171	—	1,983,322	2,789,493	391,712	4,406,760	—
Steele	—	174,891	7,677,358	7,852,249	800,000	9,000,000	3,000,000
Stephen Sale(4)	—	13,752	601,356	615,108	37,994	427,433	—
John Quinn(4)	—	9,168	400,904	410,072	2,106	23,693	—
Other Lenders	—	115,361	7,485,163	7,600,524	436,902	4,915,458	—
	$1,572,078	$5,652,555	$81,583,538	$88,808,171	11,710,615	$131,744,419	$17,296,909

For the year ended September 30, 2024

	Total Liabilities Extinguished	Fair Value of Shares Issued	Long-term Debt to be Issued	Total Compensation	Gain / (Loss) on Extinguishment	To APIC	To Accumulated Deficit
NACS(3)(4)	$39,425,021	$8,386,245	$—	$8,386,245	31,038,776	31,038,776	$—
Taylor Freres	7,625,000	6,693,750	—	6,693,750	931,250	—	931,250
Seaport	11,547,592	84,991,410	14,296,909	99,288,319	(87,740,727)	—	(87,740,727)
Bay Point	3,452,187	4,530,881	—	4,530,881	(1,078,694)	—	(1,078,694)
Azure(4)	7,490,925	8,369,100	—	8,369,100	(878,175)	(878,175)	—
Catalytic	2,789,493	4,406,760	—	4,406,760	(1,617,267)	—	(1,617,267)
Steele	7,852,249	9,000,000	3,000,000	12,000,000	(4,147,751)	—	(4,147,751)
Stephen Sale(4)	615,108	427,433	—	427,433	187,676	187,676	—
John Quinn(4)	410,072	23,693	—	23,693	386,380	386,380	—
Other Lenders	7,600,524	4,915,458	—	4,915,148	2,685,377	—	2,685,377
	$88,808,171	$131,744,419	$17,296,909	$132,880,678	(60,233,157)	$30,734,656	$(90,967,813)

(1)	The shares issued for each party are based on the calculations provided by ScanTech. The totals are inclusive only of the indebtedness exchange and warrant and derivative liability and do not include other holders of ScanTech units that will also be receiving Pubco shares at the consummation of the business combination.

On June 18, 2024, through the Settlement Agreement and Mutual Release, NACS, LLC agreed to provide Taylor Freres 3% of NACS, LLC Series B Units of ScanTech which the transfer of these shares is reflected in the “Share Issued” in the table above. The pro forma adjustment has not been incorporated to reflect the impacts of SAB Topic 5.T, if any, as the executed agreement was subsequent to the June 30, 2024 balance sheet date.

(2)	Assumes a share price of $11.25 based on the fair value ascribed to Mars’ issued representative shares.

(3)	Includes NACS Assumed. The original NACS and Azure agreements expired May 1, 2024. On July 28, 2024, both parties, which are controlled by John Redmond, extended these agreements through September 30, 2024.

(4)	As noted in Adjustment G, the gains on extinguishment of the liabilities for NACS, Azure, and John Redmond will be treated as troubled debt restructurings, as all parties are granting concessions in this case. Since both parties also hold equity in ScanTech as of June 30, 2024, the gains will be treated as additional capital contributions.

Q.	Represents the gains related to the reclassification of ScanTech’s redeemable Series A shares to permanent equity. Pursuant to this conversion, John Redmond’s initial investment of $10,000,000 will convert to an equivalent number of shares at a fair value of $9.87 pursuant to the Business Combination, and the remaining amount will be extinguished. As of December 31, 2022, the value of ScanTech’s redeemable Series A shares was $24,651,442, which results in a gain of $14,651,442.

R.	Represents the fair value of the shares issued to Polar pursuant to their Subscription Agreements as detailed in adjustment J.

S.	Represents the elimination of any fair value adjustments to the derivative and warrant liabilities, which would not have been incurred had the Business Combination occurred as of the beginning of the period presented.

T.	Represents the elimination of interest expense on ScanTech’s indebtedness, which would have been extinguished on October 1, 2022 had the Business Combination occurred as of the beginning of the period presented.

U.	Represents the interest expense to be accrued on the new Senior Secured Promissory Notes issued to Seaport and Steele pursuant to adjustment G. These notes bear interest at 9% per year.

V.	Represents the shares issued pursuant to the Equity Incentive Plan included in Section 6.11 of the Business Combination Agreement. Per the Equity Incentive Plan, 15% of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing will be available upon consummation of the Business Combination. Each share in the Equity Incentive Plan shall vest over a three (3) year period, with one-third (1/3) of the shares vesting on the first annual anniversary of the date of grant and the remaining portion vesting quarterly thereafter. The share price of $9.87 is based on the fair value ascribed to Mars’ issued representative shares. As of June 30, 2024, no formal agreement has been signed related to the Equity Incentive Plan.

Comparative Historical and Unaudited Pro Forma Per Share Financial Information

The following table sets forth the historical comparative share information for Mars and ScanTech on a stand-alone basis and the unaudited pro forma combined share information for the nine months ended June 30, 2024 and for the year ended September 30, 2023, after giving effect to the Business Combination, assuming (i) no additional Public Stockholders — aside from the shares redeemed in connection with the Shareholder Meeting on January 30, 2024 — exercise redemption rights with respect to their Public Shares upon the consummation of the Business Combination; and (ii) the Public Shareholders exercise their redemption rights with respect to a maximum of 2,081,432 remaining Public Shares. This leads to a total 100% redemption value of $22.8 million calculated by multiplying the maximum of 2,081,432 remaining Public Shares by the redemption price of approximately $10.97 per share. The estimated per share redemption value of $10.97 was calculated by dividing the amount of $22.8 million in the Trust Account as of June 30, 2024 by the 2,081,432 remaining Public Shares. The 100% redemption amount reflects the maximum number of Public Shares that can be redeemed without violating the conditions of the Business Combination Agreement. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of 100% redemptions.

This information is only a summary and should be read together with the selected historical financial information summary of Mars and ScanTech and the historical financial statements and related notes of each of Mars and ScanTech, in each case, that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of Mars and ScanTech is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had Mars and ScanTech consummated a business combination during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Mars and ScanTech would have been had Mars and ScanTech consummated a business combination during the period presented. Finally, in the unaudited pro forma combined earnings per share information below, the Company assumes in a maximum redemption scenario that the FPA with River North is triggered, even though River North has no obligation to purchase the shares under the existing FPA.

	Nine Months ended September 30, 2024
	ScanTech Identification Beam Systems, LLC	Mars Acquisition Corp.	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Pro forma net income/(loss) attributable to common shareholders	$(31,571,142)	$926,692	$(22,895,430)	$(21,139,446)
Weighted average non-redeemable common shares outstanding, basic	295,914,780	2,392,000	35,667,686	30,211,745
Weighted average non-redeemable common shares outstanding, diluted	295,914,780	2,392,000	35,667,686	30,211,745
Net income/(loss) per non-redeemable share, basic	$(0.09)	$0.10	$(0.64)	$(0.70)
Net income/(loss) per non-redeemable share, diluted	$(0.09)	$0.10	$(0.64)	$(0.70)
Pro forma weighted average shares calculation:
Former ScanTech members			14,184,397	14,184,397
Public Investors			11,425,540	7,262,676
Insiders			6,472,200	6,472,200
Maxim			828,000	828,000
Shares issued to Polar Multi-Strategy Master Fund pursuant to Subscription Agreement			1,250,000	1,250,000
Shares repurchased by RiverNorth pursuant to the Prepaid Forward Purchase Agreement			—	1,500,000
Shares issued to Roth Capital Partners for transaction advisory services			100,000	100,000
Shares issued to Seaport			1,149,230	1,149,230
Shares issued to Aegus			234,380	234,380
Shares issued pursuant to the Equity Incentive Plan			4,842,507	4,130,862
Share redemptions			(4,818,568)	(6,900,000)
Weighted average common shares outstanding, basic and diluted			35,667,686	30,211,745

	Year ended September 30, 2023
	ScanTech Identification Beam Systems, LLC(1)	Mars Acquisition Corp.	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Pro forma net income/(loss) attributable to common shareholders	$(35,532,791)	$1,686,238	$(115,497,707)	$(113,156,395)
Weighted average non-redeemable common shares outstanding, basic	188,579,085	2,059,414	35,667,686	30,211,745
Weighted average non-redeemable common shares outstanding, diluted	188,579,085	2,059,414	35,667,686	30,211,745
Net income/(loss) per non-redeemable share, basic	$(0.20)	$0.27	$(3.24)	$(3.75)
Net income/(loss) per non-redeemable share, diluted	$(0.20)	$0.27	$(3.24)	$(3.75)
Pro forma weighted average shares calculation:
Former ScanTech members			14,184,397	14,184,397
Public Investors			11,425,540	7,262,676